EXHIBIT 99.1

Adesto Technologies Corporation Announces Preliminary Second Quarter 2018 Financial Results

SANTA CLARA, Calif., July 09, 2018 (GLOBE NEWSWIRE) -- Adesto Technologies (NASDAQ:IOTS), a leading provider of innovative application-specific semiconductors for the IoT era, today announced preliminary results for the three months ended June 30, 2018. Adesto expects revenue for the second quarter to be approximately $18.1 million to $18.3 million, within the company’s prior expectations of $18.1 million to $19.0 million. The company expects gross margin to be 42% to 44%, below the company’s prior expectations of 46% to 48%, primarily driven by product mix during the quarter. Additionally, the company expects GAAP operating expenses for the second quarter to be in the range of $11.3 million to $11.5 million, compared to the company’s prior expectations of $9.1 million to $9.7 million. On a non-GAAP basis, Adesto expects operating expenses for the second quarter to be approximately $8.3 million to $8.5 million, also within the company’s prior expectations of $8.2 million and $8.8 million. Non-GAAP measures exclude estimates for transaction related expenses, stock-based compensation expense and amortization of acquisition-related intangible assets. For the second quarter, non-GAAP total operating expenses differs from GAAP total operating expenses because it excludes stock-based compensation expense of approximately $0.6 to $0.7 million, amortization of acquisition-related intangible assets of approximately $0.3 million and transaction-related expenses of approximately $2.0 million.

“During the quarter, we continued to make progress and penetrate Tier 1 OEM customers with sales of our standard flash products. As we gain more traction in these accounts, we believe our opportunity pipeline is also expanding for Adesto’s value-added products,” said Narbeh Derhacobian, Adesto’s President and CEO.  ”We experienced a slower than expected ramp of DataFlash-L products targeted at smart home application markets in the quarter, which reflected the timing of ramps across the broader end-market as opposed to any customer specific issues; together with the growing Tier-1 revenue, we experienced temporarily less-favorable product mix and gross margin in the second quarter. Regarding our S3 Semiconductors acquisition, we are executing well on the initial integration, and revenue from the ASIC group is expected to come in at the high-end of our projections.”

These preliminary revenue, gross margin and total operating expense estimates are based on management’s initial review of operations for the three months ended June 30, 2018 and are subject to the completion of the company's customary quarterly closing and review procedures.  Adesto will provide more information as part of reporting the company’s full second quarter financial results during a conference call planned for early August. For additional discussion of Adesto’s preliminary results for the three months ended June 30, 2018, please refer to the company’s Current Report on Form 8-K filed with the SEC on July 9, 2018.

About Non-GAAP Financial Measures
To supplement Adesto’s financial results presented in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP total operating expenses. Non-GAAP total operating expenses is defined as GAAP operating expenses as reported in Adesto’s condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, amortization of acquisition-related intangible assets and transaction-related expenses.  The company believes this non-GAAP financial measure is useful in evaluating its past financial performance and future results. Non-GAAP total operating expenses should not be considered in isolation or as a substitute for total operating expenses on GAAP basis and should be read in conjunction with Adesto’s consolidated financial statements prepared in accordance with GAAP. The company’s management regularly uses this non-GAAP financial measure internally to help them evaluate trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similar measures presented by other companies. Adesto’s non-GAAP total operating expenses include adjustments based on the following items:

  Stock-based compensation expenses: Adesto has excluded the effect of stock-based compensation expenses from its non-GAAP total operating expenses. Although stock-based compensation is an important part of its employees’ compensation affecting their performance, the company continues to evaluate its business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: Adesto has excluded the effect of amortization of acquisition-related intangible assets from its non-GAAP total operating expenses. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of the company’s core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Transaction-related expenses: Adesto has excluded the effect of transaction expenses such as legal, accounting and other professional fees incurred in connection with acquisition related activities. Such expenses typically are not recurring and are incurred only when the company engages in acquisition related activities. The Company evaluates its business performance excluding such expenses and are not factored into management's evaluation of potential acquisitions.

Forward Looking Statements
The statements in this press release regarding the company’s expectations for its second quarter 2018 financial results are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including the company’s completion of the financial closing process for the second quarter operating results and financial condition. For a detailed discussion of other risk factors, please refer to the risks identified in Adesto’s filings with the Securities and Exchange Commission, including those discussed in the section captioned “Risk Factors” contained in an exhibit to Adesto’s Current Report on Form 8-K filed with the SEC on July 9, 2018, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of Monday, July 9, 2018, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this July 9, 2018 press release, or to reflect the occurrence of unanticipated events.

About Adesto Technologies
Adesto Technologies (NASDAQ:IOTS) is a leading provider of innovative application-specific semiconductors for the IoT era. The company’s technology is used by more than 2,000 customers worldwide who are creating differentiated solutions across industrial, consumer, medical and communications markets. With its growing portfolio of high-value technologies, Adesto is helping its customers usher in the era of the Internet of Things. See: www.adestotech.com.

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Adesto Technologies and the Adesto logo are trademarks of Adesto Technologies in the United States and other regions. All other trademarks are property of their respective owners.

Adesto Technologies Media Contact:
Jen Bernier-Santarini
+1 650-336-4222
press@adestotech.com

Adesto Technologies Investor Relations:
Leanne K. Sievers
Shelton Group
949-224-3874
sheltonir@sheltongroup.com